    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1999
----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 1, 1999

                                   iTURF INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

   DELAWARE                            0-25347                     13-3963754
(STATE OR OTHER                 (COMMISSION FILE NO.)             (IRS EMPLOYER
JURISDICTION OF                                                  IDENTIFICATION
INCORPORATION)                                                       NUMBER)

435 HUDSON STREET
NEW YORK, NEW YORK                                                   10014
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)                         (ZIP CODE)


                                 (212) 741-7785
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

This Form 8-K/A amends and completes the Registrant's Form 8-K filed on September 7, 1999.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  Financial Statements of T@PONLINE.COM, INC.

                  (i)      Independent Auditors' Report

                  (ii) Balance Sheets as of December 31, 1997, December 31, 1998 and June 30, 1999 (unaudited)

                  (iii) Statements of Operations and Deficit for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and 1999 (unaudited)

                  (iv) Statements of Cash Flows for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and 1999 (unaudited)

                  (v)      Notes to Financial Statements

         (b)      PRO FORMA FINANCIAL INFORMATION

                  (i) Unaudited Pro Forma Condensed Consolidated Financial Information

                  (ii) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 1999

                  (iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended July 31, 1999

                  (iv) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended January 31, 1999

                  (v) Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

          (c)    EXHIBITS

                 Exhibit 2.1* Agreement and Plan of Merger dated August 9,
                              1999, as amended September 1, 1999, by and among iTurf Inc., iTurf Acquisition Corporation, T@PONLINE.COM, Inc. ("Taponline"), the stockholders of Taponline and MarketSource Corporation (the "Merger Agreement") (incorporated by reference to exhibit 10.17 of iTurf's Quarterly Report on Form 10-Q for the period ended July 31,
                              1999).

                 Exhibit 2.2* Amendment No. 1, dated September 1, 1999, to
                              Merger Agreement

                 Exhibit 23.1 Consent of Independent Auditors

                 Exhibit 99.1* Online Advertising Authorized Reseller
                               Agreement between iTurf, Taponline and
                               MarketSource Corporation, dated September 1,
                               1999.

                 Exhibit 99.2* Offline Advertising Purchase Agreement
                               between iTurf and MarketSource Corporation, dated September 1, 1999.

------------
*  Previously filed.

                       [LETTERHEAD OF BDO SEIDMAN, LLP]

INDEPENDENT AUDITORS' REPORT


T@PONLINE.COM, INC.
Cranbury, New Jersey

We have audited the accompanying balance sheets of T@PONLINE.COM, INC. (the "Company") as of December 31, 1998 and 1997, and the related statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of MarketSource Corporation's ("MarketSource") management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The operations covered by the financial statements of T@PONLINE.COM, INC. referred to above had no separate legal status or existence prior to August 1, 1998. The accompanying financial statements were prepared as described in Note 2 and include allocations of various costs incurred by MarketSource based on estimates as described in the notes to the financial statements. Accordingly, the accompanying financial statements are not necessarily indicative of the results of operations that would have been attained if the Company had been operated as a separate entity. The Company is dependent on MarketSource to provide financing and support for its operations.

In our opinion, the financial statements referred to above, present fairly in all material respects, the financial position of T@PONLINE.COM, INC. as of December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP
Woodbridge, New Jersey
October 13, 1999

                                                             T@PONLINE.COM, INC.



                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                December 31,                   JUNE 30,
                                                       -------------------------------          1999
                                                            1997           1998              (UNAUDITED)
 -------------------------------------------------------------------------------------------------------
ASSETS
   Prepaid and other current assets                    $        --         $      --         $     6,384
 -------------------------------------------------------------------------------------------------------
              TOTAL CURRENT ASSETS                              --                --               6,384
PROPERTY, PLANT AND EQUIPMENT, LESS ACCUMULATED
   DEPRECIATION AND AMORTIZATION                             127,747            51,461           169,229
INTANGIBLE ASSETS, LESS ACCUMULATED AMORTIZATION                --             440,275           612,957
 -------------------------------------------------------------------------------------------------------
                                                         $   127,747       $   491,736       $   788,570
 -------------------------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT:
   Accounts payable and accrued expenses                 $      --         $      --         $   275,385
   Deferred revenues                                            --                --              55,500
   Affiliate payable                                         742,406         1,520,278         3,263,737
 -------------------------------------------------------------------------------------------------------
              TOTAL CURRENT LIABILITIES                      742,406         1,520,278         3,594,622
 -------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIT:
   Common stock; no par value; 1,000 shares
      authorized; 100 shares issued and outstanding
                                                                 --                --                 --

   Additional paid-in capital                                    100               100               100
   Deficit                                                  (614,759)       (1,028,642)       (2,806,152)
 -------------------------------------------------------------------------------------------------------
              TOTAL STOCKHOLDER'S DEFICIT                   (614,659)       (1,028,542)       (2,806,052)
 -------------------------------------------------------------------------------------------------------
              TOTAL LIABILITIES AND STOCKHOLDER'S
                DEFICIT                                  $   127,747       $   491,736       $   788,570
 -------------------------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                             T@PONLINE.COM, INC.



                                            STATEMENTS OF OPERATIONS AND DEFICIT
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                  For the year ended                   For the six months ended
                                                      December 31,                             June 30,
 ---------------------------------------------------------------------------------------------------------------------
                                                 1997              1998                1998               1999
 ---------------------------------------------------------------------------------------------------------------------
                                                                                             (unaudited)
 ---------------------------------------------------------------------------------------------------------------------
 NET REVENUES                                   $ 570,843         $    593,847        $ 166,887            $ 85,405
 COST OF SERVICES (COMMISSIONS)                     9,691               22,261            5,679               4,756
 ---------------------------------------------------------------------------------------------------------------------
               GROSS MARGIN                       561,152              571,586          161,208              80,649
 ---------------------------------------------------------------------------------------------------------------------
 OPERATING EXPENSES:
    Sales and marketing                           893,285              779,438          161,992           1,108,681
    General and administrative                    282,626              206,031          120,644             749,478
 ---------------------------------------------------------------------------------------------------------------------
               TOTAL OPERATING EXPENSES        (1,175,911)            (985,469)        (282,636)         (1,858,159)
 ---------------------------------------------------------------------------------------------------------------------
 NET LOSS                                        (614,759)            (413,883)        (121,428)         (1,777,510)
 DEFICIT, BEGINNING OF PERIOD                           -             (614,759)        (614,759)         (1,028,642)
 ---------------------------------------------------------------------------------------------------------------------
 DEFICIT, END OF PERIOD                        $ (614,759)         $(1,028,642)       $(736,187)        $(2,806,152)
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                             T@PONLINE.COM, INC.



                                                        STATEMENTS OF CASH FLOWS
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------



                                                       For the year ended              For the six months ended
                                                           December 31,                        June 30,
 ---------------------------------------------------------------------------------------------------------------------
                                                      1997              1998             1998              1999

 ---------------------------------------------------------------------------------------------------------------------
                                                                                               (Unaudited)
 ---------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                          $(614,759)       $(413,883)        $(121,428)     $(1,777,510)
    Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation                                    90,682           76,286            38,148           20,462
         Amortization                                         -                -                 -           23,437
         Changes in assets and liabilities:
            Prepaid expenses and other current
               assets                                         -                -                 -           (6,384)
            Accounts payable and accrued
               expenses                                       -                -                 -          275,385
            Deferred revenues                                 -                -                 -           55,500
 ---------------------------------------------------------------------------------------------------------------------
               NET CASH USED IN OPERATING
                 ACTIVITIES                            (524,077)        (337,597)          (83,280)      (1,409,110)
 ---------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of furniture, fixtures and
       equipment                                         (9,524)               -                 -         (138,230)
    Intangible assets                                         -         (440,275)         (187,864)        (196,119)
 ---------------------------------------------------------------------------------------------------------------------
               NET CASH USED IN INVESTING
                 ACTIVITIES                              (9,524)        (440,275)         (187,864)        (334,349)
 ---------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
    Affiliated financing/payments                       533,601          777,872           271,144        1,743,459
 ---------------------------------------------------------------------------------------------------------------------
 NET INCREASE IN CASH                                         -                -                 -                -
 CASH, BEGINNING OF YEAR                                      -                -                 -                -
 ---------------------------------------------------------------------------------------------------------------------
 CASH, END OF YEAR                                     $      -         $      -          $      -        $       -
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------
 SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
       On January 1, 1997, MarketSource contributed approximately $209,000 of furniture, fixtures and equipment to the Company.
 ---------------------------------------------------------------------------------------------------------------------
 ---------------------------------------------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                                             T@PONLINE.COM, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
                            INFORMATION AS OF JUNE 30, 1999 AND FOR THE 6 MONTHS
                                       ENDED JUNE 30, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------


   1.   BUSINESS              T@PONLINE.COM, Inc. (the "Company") is an internet
                              marketing company focused primarily at the college student market. Effective August 6, 1998, the
                              Company was incorporated as a wholly-owned subsidiary of MarketSource Corporation
                              ("MarketSource"). The Company utilizes
                              MarketSource's business relationships and infrastructure and is dependent on MarketSource to provide financing and support for its operations.
                              Prior to August 6, 1998, the Company operated as a separate line of service within MarketSource.


   2.   BASIS OF
        PRESENTATION          MarketSource Corporation is currently in the
                              process of negotiating the merger of the Company with a third party.

                              The amounts included in the accompanying financial statements are presented on a historical cost basis and do not reflect any adjustments for purchase accounting.

                              Historically, financial statements were not prepared for the Company. These financial statements have been carved out from the historical financial records of MarketSource and are intended to present the operations and cash flows of the Company on a stand alone basis. All of the allocations and estimates in the financial statements are based on the assumptions that MarketSource's management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity, the determination of which is not practicable. Accordingly, the financial statements of the Company do not necessarily reflect the results of operations or financial position that would have existed had the Company been a separate entity. The financial statements include expenses, which have been allocated to the Company by MarketSource on a specific identification basis, plus its allocated share of the costs associated with resources it shares with MarketSource. Allocations from MarketSource for shared resources have been made primarily based on the relationship of the costs to revenue.

                              Certain indirect costs were historically included in the financial statements of MarketSource. These costs, which principally include interest and other expenses, are not specifically identifiable nor allocable to the service lines and, accordingly, have been omitted from the financial statements.

                                                             T@PONLINE.COM, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
                            INFORMATION AS OF JUNE 30, 1999 AND FOR THE 6 MONTHS
                                       ENDED JUNE 30, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

                              All billing and collection activities of the Company are performed by MarketSource. These activities have been reflected in "Affiliate payable."


   3.   SUMMARY OF            FIXED ASSETS
        SIGNIFICANT
        ACCOUNTING POLICIES

                              Fixed assets, comprised primarily of equipment, are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, primarily 5 years.

                              INTANGIBLE ASSETS

                              Intangible assets relate to the initial costs of developing the Company's web site. These costs are being amortized on the straight-line method over 3 years.

                              REVENUE RECOGNITION

                              Revenues are recognized as marketing services are provided to customers. Billings recorded in advance of the Company providing marketing services are deferred until the services are provided.

                              ADVERTISING COSTS

                              The Company expenses the cost of advertising as incurred. Advertising costs were approximately $294,000 and $23,000 for the six months ended June 30, 1999 and 1998 and $380,000 and $364,000 for the years ended December 31, 1998 and 1997, respectively.

                                                             T@PONLINE.COM, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
                            INFORMATION AS OF JUNE 30, 1999 AND FOR THE 6 MONTHS
                                       ENDED JUNE 30, 1999 AND 1998 IS UNAUDITED

--------------------------------------------------------------------------------

                              INCOME TAXES

                              The Company's results have been included in the federal tax return of MarketSource. Income taxes have been accounted for as if the Company had operated as a separate entity. Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to the difference between the financial statement carrying values and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to reverse.

                              The Company has not provided a benefit for income taxes since, if it were a separate company, any deferred benefits as a result of its net operating loss carryforward, would be subject to a full valuation allowance.

                              USE OF ESTIMATES

                              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              LONG-LIVED ASSETS

                              Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. If and when any such impairment exists, the related assets will be written down to fair value. This policy is in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." No write downs have been necessary for the years ended December 31, 1998 and 1997.


   4.   MAJOR CUSTOMERS       For the year ended December 31, 1998, one customer
                              represented 40% of revenues.

                                                             T@PONLINE.COM, INC.


                                                   NOTES TO FINANCIAL STATEMENTS
                            INFORMATION AS OF JUNE 30, 1999 AND FOR THE 6 MONTHS
                                       ENDED JUNE 30, 1999 AND 1998 IS UNAUDITED
--------------------------------------------------------------------------------

   5.   YEAR 2000 ISSUES      Like other companies, the Company could be
        (UNAUDITED)           adversely affected if the computer systems it, its
                              suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January
                              1, 2000. This is commonly known as the "Year 2000" issue. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.


   6.  UNAUDITED INTERIM      The financial statements as of June 30, 1999 and
       STATEMENTS             1998 and for the six months then ended are
                              unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been made. The results of interim periods are not necessarily indicative of the results to be obtained in a full fiscal year.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    On September 1, 1999, iTurf Inc. ("iTurf") acquired T@ponline.com, Inc., a New Jersey corporation ("Taponline"). Taponline was acquired pursuant to an Agreement and Plan of Merger, dated as of August 9, 1999, as amended
September 1, 1999, by and among iTurf, iTurf Acquisition Corporation a Delaware corporation, ("Merger Sub"), Taponline, the stockholders of Taponline and MarketSource Corporation (a Delaware corporation) (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub was merged with and into Taponline, with Taponline as the surviving corporation (the "Merger"). As a result of the Merger, Taponline became a wholly-owned subsidiary of iTurf.

    The aggregate consideration paid in connection with the Merger consisted of 1,586,996 shares of iTurf Class A common stock valued at approximately
$19.1 million, or $12.0625 per share based on iTurf's share price at the time the transaction was announced. The Merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting.

    Taponline operates a community and content Web site focusing on college and university students between the ages of 18 and 24. The description of the Merger Agreement, which is filed as an exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

    The following unaudited condensed consolidated financial information sets forth the consolidated financial position and consolidated results of operations of iTurf and Taponline assuming the combination was accounted for using the purchase method of accounting and that the combination was consummated (i) on July 31, 1999 for the unaudited pro forma condensed consolidated balance sheet and (ii) as of the beginning of the earliest period presented in the unaudited pro forma condensed consolidated statements of operations. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment based on future events and future analysis.

    The unaudited pro forma information consolidates iTurf's historical balance sheet as of July 31, 1999 with the balance sheet of Taponline as of June 30, 1999, and iTurf's historical statements of operations for the six months ended July 31, 1999 and the fiscal year ended January 31, 1999 with the historical statements of operations of Taponline for the six months ended June 30, 1999 and the fiscal year ended December 31, 1998, respectively.

    The pro forma condensed consolidated balance sheet and statements of operations have been prepared by the management of iTurf. The following unaudited pro forma condensed consolidated information is presented for illustration purposes only. It is not necessarily indicative of the financial position or results of operations which would actually have been reported had the combination been in effect during those periods or which may be reported in the future. The statements should be read in conjunction with iTurf's historical financial statements and notes thereto included in filings with the SEC and Taponline's financial statements which have been included elsewhere in this report.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1999

                                 (IN THOUSANDS)

                                                 ITURF        T@PONLINE      PRO FORMA
                                               HISTORICAL   HISTORICAL(i)   ADJUSTMENTS       PRO FORMA
                                               ----------   -------------   -----------       ---------
                                                ASSETS
CURRENT ASSETS
  Cash and cash equivalents..................   $ 22,422                                      $ 22,422
  Marketable securities......................     55,517                                        55,517
  Prepaid expenses and other current
    assets...................................      1,840             6                           1,846
                                                --------       -------        -------         --------
    Total current assets.....................     79,779             6                          79,785

PROPERTY & EQUIPMENT, NET....................      1,868           170                           2,038
INTANGIBLE ASSETS............................        313           613         19,145 (a)       20,071
                                                --------       -------        -------         --------
TOTAL ASSETS.................................   $ 81,960       $   789        $19,145         $101,894
                                                ========       =======        =======         ========

                                  LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
  Accounts payable and other current
    liabilities..............................   $  1,207       $   331        $   460 (a)     $  1,998
  Liabilities due affiliates.................      2,632         3,264         (3,264)(b)        2,632
                                                --------       -------        -------         --------
    Total current liabilities................      3,839         3,595         (2,804)           4,630

STOCKHOLDERS' EQUITY
  iTurf Preferred Stock......................
  iTurf Common Stock--Class A................         48                           16 (a)           64
  iTurm Common Stock--Class B................        125                                           125
  Additional paid-in capital.................     97,261                       19,127 (a)      116,388
  Investment in common stock of dELiA*s
    Inc......................................    (17,734)                                      (17,734)
  Retained earnings (deficit)................     (1,579)       (2,806)         3,264 (b)       (1,579)
                                                                                 (458)(a)
                                                --------       -------        -------         --------
    Total stockholders' equity...............     78,121        (2,806)        21,949           97,264
                                                --------       -------        -------         --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...   $ 81,960       $   789        $19,145         $101,894
                                                ========       =======        =======         ========

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JULY 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      T@PONLINE      PRO FORMA
                                                 iTURF HISTORICAL   HISTORICAL(i)   ADJUSTMENTS   PRO FORMA
                                                 ----------------   -------------   -----------   ---------
NET REVENUES...................................       $ 5,567          $    85                     $ 5,652
COST OF REVENUES...............................         2,983                5             (5)(c)    2,983
                                                      -------          -------        -------      -------
GROSS PROFIT...................................         2,584               80              5        2,669
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...         5,805            1,858              5(c)     7,668
GOODWILL AMORTIZATION..........................                                         1,914(d)     1,914
INTEREST INCOME, NET...........................        (1,101)                                      (1,101)
                                                      -------          -------        -------      -------
LOSS BEFORE INCOME TAXES.......................        (2,120)          (1,778)        (1,914)      (5,812)
BENEFIT FOR INCOME TAXES.......................          (161)                           (135)(e)     (296)
                                                      -------          -------        -------      -------
NET LOSS.......................................       $(1,959)         $(1,778)       $(1,779)     $(5,516)
                                                      =======          =======        =======      =======
BASIC AND DILUTED NET LOSS PER SHARE...........       $ (0.13)                                     $ (0.33)
                                                      =======          =======        =======      =======
SHARES USED IN THE CALCULATION OF BASIC AND
  DILUTED NET LOSS PER SHARE...................        15,372                           1,587(a)    16,959
                                                      =======          =======        =======      =======

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED JANUARY 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      T@PONLINE      PRO FORMA
                                                 iTURF HISTORICAL   HISTORICAL(ii)  ADJUSTMENTS   PRO FORMA
                                                 ----------------   --------------  -----------   ---------
NET REVENUES...................................       $ 4,014          $   594                     $ 4,608
COST OR REVENUES...............................         1,687               22            (22)(c)    1,687
                                                      -------          -------        -------      -------
GROSS PROFIT...................................         2,327              572             22        2,921
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...         1,506              986             22 (c)    2,514
GOODWILL AMORTIZATION..........................                                         3,829 (d)    3,829
INTEREST EXPENSE, NET..........................            41                                           41
                                                      -------          -------        -------      -------
INCOME (LOSS) BEFORE INCOME TAXES..............           780             (414)        (3,829)      (3,463)
PROVISION (BENEFIT) FOR INCOME TAXES...........           355                            (188)(e)      167
                                                      -------          -------        -------      -------
NET INCOME (LOSS)..............................       $   425          $  (414)       $(3,641)     $(3,630)
                                                      =======          =======        =======      =======
BASIC AND DILUTED NET INCOME (LOSS) PER
  SHARE........................................       $  0.03                                      $ (0.26)
                                                      =======          =======        =======      =======
SHARES USED IN THE CALCULATION OF BASIC NET
  INCOME (LOSS) PER SHARE......................        12,500                           1,587 (a)   14,087
                                                      =======          =======        =======      =======
SHARES USED IN THE CALCULATION OF DILUTED NET
  INCOME (LOSS) PER SHARE......................        12,518                           1,587 (a)   14,087
                                                                                          (18)(f)
                                                      =======          =======        =======      =======

 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

I. ADJUSTMENTS

    (a) To reflect iTurf's purchase of Taponline for 1,586,996 shares of its common stock, valued at $19.1 million or $12.0625 per share based on iTurf's share price at the time the transaction was announced, and estimated cash acquisition expenses of $460,000 less $458,000 equal to the net book value of the assets acquired based upon a preliminary purchase price allocation. Final allocation of the purchase price may involve a revaluation of certain assets.

    (b) To eliminate affiliate liabilities not assumed by iTurf.

    (c) To reclassify internal sales commissions to selling, general and administrative expenses in accordance with iTurf accounting policies.

    (d) To reflect the amortization over 5 years of goodwill recorded in the purchase of Taponline.

    (e) To reflect the tax effect of Taponline's pre-tax income based on iTurf's historical tax rate for the period.

    (f) To adjust for anti-dilutive stock options.

II. OTHER ITEMS

    (i) The Taponline historical information is as of and for the six months ended June 30, 1999.

    (ii) The Taponline historical information is for the year ended December 31, 1998.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 3, 1999              iTurf Inc.

                                      By:   /s/ Stephen I. Kahn
                                            ------------------------------------
                                            Stephen I. Kahn
                                            Chairman of the Board, President and
                                            Chief Executive Officer